Exhibit 10.1
SECOND AMENDMENT TO CREDIT AGREEMENT
          SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”), dated as of June 30, 2009, among REYNOLDS AMERICAN INC., a North Carolina corporation (the “Borrower”), and various Lenders (as defined below) party to the Credit Agreement referred to below. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.
W I T N E S S E T H :
          WHEREAS, the Borrower, various lending institutions (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), are parties to a Fifth Amended and Restated Credit Agreement, dated as of June 28, 2007 (as amended, supplemented, restated and/or otherwise modified to, but not including, the date hereof, the “Credit Agreement”); and
          WHEREAS, the Borrower and the Lenders wish to amend, and enter into certain agreements with respect to, the Credit Agreement, in each case on the terms and conditions provided herein;
          NOW, THEREFORE, it is agreed:
     I. Certain Agreements with respect to Revolving Loan Commitments of LCPI.
     1. Notwithstanding anything to the contrary contained in Sections 3.01, 3.02, 3.03, 4.03 and 12.06 of the Credit Agreement (including any otherwise applicable notice requirements or minimum commitment reduction amounts or multiples described therein), the Borrower, Lehman Commercial Paper Inc. (“LCPI”) and Lenders constituting the Required Lenders hereby agree that (A) on the Second Amendment Effective Date (as defined below) (which shall occur on the Quarterly Payment Date occurring closest to June 30, 2009), (i) the Revolving Loan Commitment of LCPI shall terminate in its entirety and shall be permanently reduced to $0.00 (the “Commitment Termination”), (ii) the Total Revolving Loan Commitment shall be reduced by the amount of the Revolving Loan Commitment of LCPI so terminated, and (iii) the RL Percentage of each RL Lender shall be automatically adjusted to give effect to the Commitment Termination and the related reduction of the Total Revolving Loan Commitment (it being understood, for the avoidance of doubt, that immediately following the Commitment Termination, the RL Percentage of LCPI shall be reduced to zero (0%)), (B) concurrently with the termination of LCPI’s Revolving Loan Commitment on the Second Amendment Effective Date, (x) the Borrower shall repay in full all Swingline Loans and Revolving Loans outstanding on such date (including any Revolving Loans made by LCPI), together with all accrued but unpaid interest thereon and (y) pay to the RL Lenders (including LCPI) all Commitment Fees and Letter of Credit Fees due and owing to such RL Lenders on such date pursuant to, and in accordance with the terms of, Sections 3.01(a) and (b), respectively, of the Credit Agreement; provided, however, that the Borrower shall have no obligation to pay to the Administrative Agent for the account of LCPI (and LCPI shall not be entitled to and hereby forever waives its right to receive) such portion of the accrued but unpaid Commitment Fees and Letter of Credit Fees otherwise due and owing to LCPI on such date as separately agreed to by the Borrower and LCPI (and notified by the Borrower in writing to the Administrative Agent), (C) no payment of Commitment Fees or Letter of Credit Fees pursuant to preceding sub-clause (B)(y) above shall give rise to an obligation by any RL Lender to purchase from LCPI any interest or participation in any Obligations pursuant to Section 12.06(b) of the Credit Agreement with amounts paid to such RL Lender as contemplated by such sub-clause, and (D) after giving effect to the foregoing transactions, LCPI shall (x) cease to constitute an “RL Lender” or a “Lender” under the Credit Agreement; provided that LCPI, in its capacity as an RL Lender, shall remain entitled to its rights pursuant to the indemnification and other similar provisions of the Credit Documents which by their terms would survive the repayment of the Loans and the termination of the Credit Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 2.06, 4.04 and 12.01 of the Credit Agreement) and (y) have no further obligation to fund any amount or extend any credit as an RL Lender under the Credit Documents.
          2. The Credit Parties hereby acknowledge that, on and after the Second Amendment Effective Date (after giving effect thereto), LCPI shall have no obligation to provide any further financial accommodations to or for the benefit of the Credit Parties or any of their Affiliates pursuant to any of the Credit Documents.
          3. Each party hereto hereby agrees that this Second Amendment (a) does not impose on LCPI affirmative obligations or indemnities not already existing as of the date of its petition commencing its proceeding under chapter 11 of title 11 of the United States Code, and that could give rise to administrative expense claims, and (b) has been effected in a manner not inconsistent with the terms of the Credit Agreement.
II. Amendments to the Credit Agreement.
          1. Section 1.01(b) of the Credit Agreement is hereby amended by inserting the following text immediately after the first sentence appearing in said Section:
“Notwithstanding anything to the contrary contained in this Section 1.01(b), no Swingline Lender shall be obligated to make any Swingline Loans at a time when a Lender Default exists with respect to an RL Lender, unless such Swingline Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate such Swingline Lender’s risk with respect to each Defaulting Lender’s participation in such Swingline Loans (which arrangements are hereby consented to by the Lenders), including by requiring the Borrower to cash collateralize each Defaulting Lender’s RL Percentage of the outstanding Swingline Loans (such arrangements, the “Swingline Defaulting Lender Arrangements”).”.

          2. Section 1.04(b) of the Credit Agreement is hereby amended by inserting the following text immediately preceding the period (“.”) appearing at the end of the first sentence of said Section:
“; provided that, if, on the date of a Borrowing of Revolving Loans (other than a Mandatory Borrowing), there are Unpaid Drawings or Swingline Loans then outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such Unpaid Drawings, second, to the payment of principal of then outstanding Swingline Loans in excess of $10,000,000, and third, to the Borrower as otherwise provided above”.
          3. Section 2.01(b) of the Credit Agreement is hereby amended by (i) deleting the text “and” appearing immediately prior to clause (iii) of said Section and (ii) inserting the following text immediately preceding the period (“.”) at the end of said Section:
“; and (iv) if a Lender Default exists with respect to any RL Lender, no Letter of Credit Issuer shall be required to issue, renew, extend or amend any Letter of Credit, unless such Letter of Credit Issuer has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer’s risk with respect to such Defaulting Lender’s participation in Letters of Credit issued by such Letter of Credit Issuer (which arrangements are hereby consented to by the Lenders), including by cash collateralizing each Defaulting Lender’s RL Percentage of the Letter of Credit Outstandings with respect to such Letters of Credit in an amount (in Dollars) at all times equal to 105% of such Defaulting Lender’s RL Percentage of such Letter of Credit Outstandings (such arrangements, the “Letter of Credit Defaulting Lender Arrangements”)”.
          4. Section 3.02 of the Credit Agreement is hereby amended by (i) inserting the text “(a)” immediately prior to the first sentence of said Section, (ii) replacing each reference to the text “3.02(i)” appearing in said Section with the text “3.02(a)(i)”, (iii) replacing each reference to the text “3.02(ii)” appearing in said Section with the text “3.02(a)(ii)”, and (iv) inserting the following new clause (b) at the end of said Section:
     “(b) If (i) the Borrower is entitled to replace a Replaced Lender pursuant to the terms of Section 1.14 but cannot (after commercially reasonable efforts to do so) identify a Replacement Lender to replace such Replaced Lender as otherwise contemplated by Section 1.14 and (ii) no Loans are then outstanding, the Borrower shall have the right, upon not less than five Business Days’ prior written notice to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Loan Commitment of such Replaced Lender, so long as (1) all Fees and other amounts owing to such Replaced Lender are repaid concurrently with the effectiveness of such termination (at which time Annex I shall be deemed modified to reflect such termination), (2) after giving effect to the termination of the Revolving Loan Commitment of such Replaced Lender, the Aggregate RL Outstandings do not exceed the Total Revolving Loan Commitment as then in effect, (3) any such termination occurs on a Quarterly Payment Date and (4) in the case of the termination of the Revolving Loan Commitment of any Replaced Lender described in clause (y) of the first sentence of Section 1.14, the Revolving Loan Commitments of all other non-consenting Lenders whose individual consent is required are also concurrently terminated pursuant to, and in accordance with the terms of, this Section 3.02(b). After giving effect to the foregoing transaction, such Replaced Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnification under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 2.06, 4.04, 12.01 and 12.06), which shall survive as to such Replaced Lender.”.
          5. Section 4.01 of the Credit Agreement is hereby amended by deleting the text “Section 3.02” appearing in said Section and inserting the text “Section 3.02(a)” in lieu thereof.
          6. Section 4.02 of the Credit Agreement is hereby amended by inserting the following new clause (d) immediately following clause (c) appearing in said Section:
     “(d) If any RL Lender becomes a Defaulting Lender at any time that any Letter of Credit issued by any Letter of Credit Issuer or any Swingline Loan made by a Swingline Lender is outstanding, then, in each case, upon notice to the Borrower from the Administrative Agent and/or such Letter of Credit Issuer or Swingline Lender, as the case may be, the Borrower shall enter into the applicable Defaulting Lender Arrangements with such Letter of Credit Issuer or such Swingline Lender, as the case may be, no later than 10 Business Days after the date of receipt of such notice (or such later date as the Administrative Agent and the affected Letter of Credit Issuer or Swingline Lender, as the case may be, may agree in their sole discretion in any given case).”.
          7. Section 6.05(a) of the Credit Agreement is hereby amended by inserting the text “; provided, however, that the proceeds of Swingline Loans shall not be used to refinance then outstanding Swingline Loans” immediately preceding the period (“.”) appearing at the end of said Section.
          8. Section 9.03(a) of the Credit Agreement is hereby amended by inserting the text “4.02(d),” immediately preceding the text “7.01(d)(x)” appearing in said Section.
          9. The definition of “Excluded Collateral” appearing in Section 10 of the Credit Agreement is hereby amended by (i) deleting the text “and (iii)” appearing in said definition and inserting the text “, (iii)” in lieu thereof and (ii) inserting the following text immediately preceding the period (“.”) at the end of said definition:
“and (iv) all deposit accounts and security accounts entered into in connection with the Defaulting Lender Arrangements, together with the investment property and other financial assets deposited therein or credited thereto, but only until the termination of such Defaulting Lender Arrangements in accordance with the terms thereof”.
          10. The definition of “Revolving Loan Commitment” appearing in Section 10 of the Credit Agreement is hereby amended by deleting the text “and/or 12.04(b)(A)” appearing in said definition and inserting the text “, 12.04(b)(A) and/or Section I of the Second Amendment” in lieu thereof.

          11. The definition of “Security Document” appearing in Section 10 of the Credit Agreement is hereby amended by inserting the following text immediately preceding the period (“.”) at the end of said definition:
“; provided, that any cash collateral or other agreements entered into pursuant to the Defaulting Lender Arrangements shall constitute “Security Documents” solely for purposes of (x) Sections 6.03 and 8.03(e) and (y) the term “Credit Documents” as used in Sections 8.04(a), 8.10(b) and 12.01”.
          12. Section 10 of the Credit Agreement is hereby further amended by (i) deleting the definition of “Lender Default” appearing in said Section in its entirety and (ii) inserting the following definitions in proper alphabetical order:
     “Defaulting Lender Arrangements” shall mean, collectively, Letter of Credit Defaulting Lender Arrangements and Swingline Defaulting Lender Arrangements.
     “Lender Default” shall mean, as to any RL Lender, (i) the wrongful refusal (which has not been retracted) of such RL Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment with respect to a Letter of Credit pursuant to Section 2.03(c), (ii) such RL Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, or (iii) such RL Lender having notified the Administrative Agent, the Swingline Lender, any Letter of Credit Issuer and/or any Credit Party (x) that it does not intend to comply with its obligations under Sections 1.01 or 2.03 in circumstances where such non-compliance would constitute a breach of such Lender’s obligations under the respective Section or (y) of the events described in preceding clause (ii); provided that, for purposes of (and only for purposes of) Section 1.01(b), Section 2.01(b), Section 4.02(d) and any documentation entered into pursuant to the Defaulting Lender Arrangements (and the terms “Lender Default” and “Defaulting Lender” as used therein), the term “Lender Default” shall also include, as to any RL Lender, (1) any Affiliate of such RL Lender that has “control” (within the meaning provided in the definition of “Affiliate”) of such RL Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, (2) any previously cured “Lender Default” of such RL Lender under this Agreement, unless such Lender Default has ceased to exist for a period of at least 90 consecutive days, (3) any default by such RL Lender with respect to its obligations under any other credit facility to which it is a party and which the Swingline Lender, any Letter of Credit Issuer or the Administrative Agent believes in good faith has occurred and is continuing, and (4) the failure of such RL Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment with respect to a Letter of Credit pursuant to Section 2.03(c) within one (1) Business Day of the date (x) JPMCB (in its capacity as a Lender) or (y) RL Lenders constituting the Required Lenders has or have, as applicable, funded its or their portion thereof.
     “Letter of Credit Defaulting Lender Arrangements” shall have the meaning provided in Section 2.01(b)(iv).

     “Swingline Defaulting Lender Arrangements” shall have the meaning provided in Section 1.01(b).
     “Second Amendment” shall mean the Second Amendment to this Agreement, dated as of June 30, 2009.
          13. Section 12.01(a) of the Credit Agreement is hereby amended by inserting the text “or in connection with the Letter of Credit Defaulting Lender Arrangements entered into by such Letter of Credit Issuer” immediately prior to the text “and (z) each Lead Agent” appearing in the first sentence of said Section.
          14. Section 12.07(c) of the Credit Agreement is hereby amended by inserting the text “or a determination of Letter of Credit Outstandings for purposes of the Letter of Credit Defaulting Lender Arrangements” immediately prior to the text “, (y) in the case of a determination” appearing in said Section.
          15. Each of JPMorgan Chase Bank, N.A. and Citibank, N.A. hereby acknowledges and agrees that (i) the amount of its Revolving Loan Commitment as of the Fifth Restatement Effective Date was, and as of the Second Amendment Effective Date is, $52,887,500 and (ii) Annex I to the Credit Agreement is hereby amended to reflect such corrected amount.
III. Miscellaneous Provisions.
          1. In order to induce the Lenders to enter into this Second Amendment, the Borrower hereby represents and warrants that:
     (a) no Default or Event of Default exists as of the Second Amendment Effective Date, both before and after giving effect to this Second Amendment; and
     (b) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the Second Amendment Effective Date, both before and after giving effect to this Second Amendment, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).
          2. This Second Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.
          3. This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

          4. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.
          5. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
          6. From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.
          7. This Second Amendment shall become effective on the date (the “Second Amendment Effective Date”) when each of the following conditions shall have been satisfied (which in the case of the condition described in clause (ii) below may be satisfied concurrently with the occurrence of such date):
     (i) the Borrower, LCPI and the Lenders constituting the Required Lenders shall have executed a copy of this Second Amendment (whether the same or different copies) and the delivered the same (including by way of facsimile transmission) to White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, Attention: Avery Salisbury (Facsimile No.: (212) 354-8113); and
     (ii) all payments required by clause (B) of Section 1, Part I of this Second Amendment shall have been made by the Borrower to the Administrative Agent and the applicable Lenders (including LCPI);
provided that the Second Amendment Effective Date shall only occur on (and not before or after) the Quarterly Payment Date occurring closest to June 30, 2009, subject to the satisfaction of the conditions described in preceding clauses (i) and (ii).
* * *

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Amendment to be duly executed and delivered as of the date first above written.

REYNOLDS AMERICAN INC., as the Borrower
By:	/s/ Daniel Fawley
	Name:	Daniel Fawley
	Title:	Senior Vice President & Treasurer

LEAD AGENTS JPMORGAN CHASE BANK, N.A., Individually and as Administrative Agent
By:	/s/ Tony Yung
	Name:	Tony Yung
	Title:	Vice President

CITIGROUP GLOBAL MARKETS INC., Individually and as Syndication Agent
By:	/s/ Kirk P. Lakeman
	Name:	Kirk P. Lakeman
	Title:	Vice President

LEHMAN COMMERCIAL PAPER INC.
By:	/s/ Ahuva Schwager
	Name:	Ahuva Schwager
	Title:	Authorized Signatory

SIGNATURE PAGE TO THE SECOND AMENDMENT TO
CREDIT AGREEMENT, DATED AS OF THE DATE FIRST
ABOVE WRITTEN, AMONG REYNOLDS AMERICAN,
INC., THE LENDERS PARTY TO THE CREDIT
AGREEMENT AND JPMORGAN CHASE BANK, N.A., AS
ADMINISTRATIVE AGENT

AgFirst Farm Credit Bank
By:	/s/ Steven J. O’Shea
	Name:	Steven J. O’Shea
	Title:	Vice President

Citibank, N.A.
By:	/s/ Kirk P. Lakeman
	Name:	Kirk P. Lakeman
	Title:	Vice President

City National Bank of New Jersey
By:	/s/ Raul Oseguera
	Name:	Raul Oseguera
	Title:	Senior Vice President

Farm Credit Bank of Texas
By:	/s/ Alan Robinson
	Name:	Alan Robinson
	Title:	Vice President

Goldman Sachs Credit Partners, L.P.
By:	/s/ Andrew Caditz
	Name:	Andrew Caditz
	Title:	Authorized Signatory

Mizuho Corporate Bank, Ltd
By:	/s/ James R. Fayen
	Name:	James R. Fayen
	Title:	Deputy General Manager

Morgan Stanley Bank, N.A.,
By:	/s/ Melissa James
	Name:	Melissa James
	Title:	Authorized Signatory

The Bank of New York Mellon
By:	/s/ Carl S. Tabacjar, Jr.
	Name:	Carl S. Tabacjar, Jr.
	Title:	Vice President

The Bank of Nova Scotia
By:	/s/ Todd Meller
	Name:	Todd Meller
	Title:	Managing Director

United FCS, PCA (F/KA Farm Credit Services of Minnesota Valley, PCA) DBA FCS Commercial Finance Group
By:	/s/ Daniel J. Best
	Name:	Daniel J. Best
	Title:	Asst. Vice President

Wachovia Bank, National Association
By:	/s/ Denis Waltrich
	Name:	Denis Waltrich
	Title:	Vice President